UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                                                                                                       September 11, 2007

CHINDEX INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24624	13-3097642
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation	File Number)	Identification No.)

4340 East West Highway, Suite 1100,
Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(301) 215-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
  (17 CFR 240.14d-2(b))
[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
  (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At the Annual Meeting of Stockholders held on September 11, 2007, the stockholders of Chindex International, Inc. (the “Company”) approved the Chindex International, Inc. 2007 Stock Incentive Plan (the “Plan”).  The Plan authorizes the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards to the Company’s employees, officers, directors and consultants.  Under the Plan, 1,000,000 shares of the Company’s common stock are available to be issued.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Copies of the form of restricted stock agreement to be used for grants under the Plan and the form of terms of stock option are incorporated by reference to Exhibit No. 99.2, Exhibit 99.3 filed and Exhibit 99.4 with this Current Report on Form 8-K.

Item 8.01                Other Events

On September 14, 2007, the Company’s Board of Directors approved the Company’s compensation arrangements for non-employee directors for 2007, which arrangements were recommended to the Board by the Board’s Governance and Nominating Committee and are substantially the same as such arrangements for 2006.

Item 9.01                Financial Statements and Exhibits

(c)           Exhibits

See Exhibit Index attached to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINDEX INTERNATIONAL, INC.

September 17, 2007	By:	/s/ Lawrence Pemble
Lawrence Pemble
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	2007 Stock Incentive Plan
99.2	Form of Outside Director Restricted Stock Grant Letter
99.3	Form of Employee Restricted Stock Grant Letter
99.4	Form of Employee Stock Option Grant Letter